Exhibit 10.3

Execution Version

Dated 18 November 2025

W3C Corp.

as Original Borrower and Original Guarantor

- and -

EXODUS MOVEMENT, INC.

as Lender

LOAN AGREEMENT

Gibson, Dunn & Crutcher UK LLP

Telephone House
2-4 Temple Avenue, London EC4Y 0HB

+44 (0)20 7071 4000 +44 (0)20 7071 4244 Fax

Ref: 27303/00015

LOAN AGREEMENT

THIS AGREEMENT (the “Agreement”) is made on the 18th of November 2025 between:

(1)
EXODUS MOVEMENT, INC., a corporation incorporated in Delaware with registration number 6106165 and having its registered address at 15418 Weir St., Suite 333, Omaha, Nebraska 68137 (the “Lender”); and
(2)
W3C Corp., a corporation incorporated in Delaware with registration number 4625121 and having its registered address at 1201 Orange Street, Suite 600, Wilmington, DE 19801 (“W3C”, the “Original Borrower” and the “Original Guarantor”).

WHEREAS:

(A)
In connection with the proposed Acquisition by the Lender of W3C pursuant to the terms of the Acquisition Agreement, the Lender has agreed to make available the Term Facility and the Delayed Draw Term Facility to the Borrowers in accordance with the Agreed Funds Flow (each as defined below).
(B)
The Lender and the Borrowers have agreed to enter into this Agreement to document the terms and conditions of the Facilities (as defined below).

IT IS AGREED as follows:

1.
DEFINITIONS

In this Agreement (including the Schedules), the following expressions have the following meanings:

“Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed).

“Acquisition” means the acquisition by the Lender of W3C, whether by way of a share purchase transaction, an asset purchase transaction or merger in accordance with the terms of the Acquisition Agreement.

“Acquisition Agreement” means the agreement to be dated one Business Day after the date hereof between, among others, the Lender and W3C, setting out the terms and conditions of the Acquisition.

“Additional Borrower” means an entity which becomes an Additional Borrower in accordance with Clause 20 (Changes to the Obligors).

“Additional Guarantor” means an entity which becomes an Additional Guarantor in accordance with Clause 20 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor, and “Additional Obligors” means all of them.

“Agreed Compensation Plan” means the plan in the agreed form detailing compensation arrangements for each employee, officer and director of each member of the Group, as amended from time to time with the agreement of the Lender and W3C.

“Agreed Funds Flow” means, in respect of any Loan, the funds flow in the agreed form of funds flow relating to such Loan.

“Agreed Security Principles” means the principles set out in Schedule 7 (Agreed Security Principles).

“Agreed Transition Arrangements” mean the arrangements in the agreed form governing the transactions that are permitted to occur between the Baanx Group and the Monavate Group before each of the Baanx Group and the Monavate Group become part of the Group for the purposes of this Agreement.

“Agreed Steps Plan” means the steps plan initialled for identification by counsel to the Lender and W3C, as amended from time to time as agreed by the Lender and W3C.

“Availability Period” means, in relation to a Facility, the period from and including the CP Satisfaction Date to and including the date falling five Business Days prior to the Final Maturity Date for that Facility.

“Available Commitment” means, in relation to a Facility, the Lender’s Commitment under that Facility minus:

(a)
the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and
(b)
in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.

“Baanx Group” means Baanx US Corp and, after the consummation of the acquisition thereof, Baanx.com Ltd., and each of its and their Subsidiaries from time to time.

“Baanx US Corp” means Baanx US Corp., a Delaware corporation.

“Base Currency Amount” means, in relation to a Utilisation, the amount specified in the Utilisation Notice delivered by a Borrower for that Utilisation.

“Borrower” means the Original Borrower or an Additional Borrower.

“Budget” means the budget delivered by W3C to the Lender (in form and substance satisfactory to the Lender (acting reasonably and in good faith)), which sets out the budget of the Group for the following 12-Month period.

“Business Day” means a day other than a Saturday or a Sunday on which the banks are open for business in London and New York.

“Commitments” means the Delayed Draw Term Facility Commitments and the Term Facility Commitments, and any “Commitment” means either of the foregoing, as the context requires.

“Connected Person” means, in the case of an individual:

(c)
any spouse, family member or relative of such individual;
(d)
any trust or partnership for the benefit of one or more of such individual and any person described in paragraph (a);
(e)
the estate of such individual, or of any person described in paragraph (a) above, and any executor, administrator, committee or beneficiaries acting for such individual or for any such person; and
(f)
any trust, corporation, partnership, or other person which one or more persons described in paragraphs (a) to (c) above are beneficiaries, stockholders, partners,

members or other equity owners, or otherwise beneficially hold, directly or indirectly, in the aggregate a majority (or more) controlling interest.

“CP Satisfaction Date” means the date on which the Lender notifies W3C that it has received all of the documents and evidence described in Part 1 of Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender (acting reasonably and in good faith and to the extent not waived by the Lender) in accordance with Clause 6.1 (Conditions Precedent); provided however, that the Intercompany Loan Agreement and original stock certificate and stock power representing the Pledged Equity (in each case, as defined in the Transaction Security Agreement) of the Original Obligor shall be provided on a post-closing basis as described in Part 1 of Schedule 1.

“Default” means an Event of Default or any event or circumstance specified in Schedule 4 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delayed Draw Term Facility” means the delayed draw term loan facility made available under this Agreement as described in Clause 3.2 (The Facilities).

“Delayed Draw Term Facility Commitments” means, as at the date of this Agreement, USD 10,000,000.

“Delayed Draw Term Facility Loan” means a loan made or to be made under the Delayed Draw Term Facility or the principal amount outstanding for the time being of that loan.

“Dormant” means, with respect to any Dormant Subsidiary, that such Dormant Subsidiary:

(g)
is duly incorporated and validly existing under the laws of its place of incorporation and is wholly owned (directly or indirectly) by any Obligor or a member of the Group;
(h)
does not trade or carry on any business or own any material assets;
(i)
has not incurred any indebtedness;
(j)
has not entered into any material contract, employed any staff, or granted or permitted any encumbrance over its assets;
(k)
has no outstanding or contingent liabilities (including under any guarantee, indemnity, lease, Tax, litigation, or environmental matter); and
(l)
is in compliance in all material respects with applicable company law filing and maintenance requirements in its jurisdiction of incorporation, including timely filing of accounts and confirmation statements (or local equivalents), and is not subject to any insolvency or analogous process nor any investigation by any governmental authority.

“Dormant Subsidiaries” means each of (a) Monavate Supply Chain Payments Limited, a company registered in England and Wales with company number 15183382 whose registered office is at The Officers’ Mess, Royston Road, Duxford, Cambridge; (b) Monavate Ireland Ltd, a company registered in England and Wales with company number 741457 whose registered office is at Ground Floor, 71 Lower Baggot Street, Dublin, D02 P593; and (c) Monavate Mexico S.A. de C.V. E.P., a limited liability company registered in Mexico whose registered office is at FAO Monavate, S.A. de C.V., Creel, García-Cuéllar, Aiza y Enríquez, S.C., Torre Virreyes, Pedregal No. 24, Piso 24, Col. Molino del Rey, Alcaldía Miguel Hidalgo, 11040 Ciudad de México, México.

“Event of Default” means any event or circumstance set out in Schedule 4 (Events of Default).

“Facilities” means the Term Facility and the Delayed Draw Term Facility, and “Facility” means either of the foregoing, as the context requires.

“Final Maturity Date” means:

(m)
in relation to the Term Facility:
(i)
unless the Acquisition Agreement is terminated, the earlier to occur of (x) the date of completion of the Acquisition and (y) the date falling 12 Months after the first Utilisation of the Term Facility, provided that if, on the date that is at least 15 Business Days prior to such 12-Month anniversary or any Extended Final Term Maturity Date (as defined below), the sole condition to the completion of the Acquisition outstanding (other than any conditions which cannot be satisfied until the closing date of the Acquisition) is one or more regulatory approvals, W3C may, by written notice to the Lender elect to extend the Final Maturity Date for the Term Facility by an additional period of three Months (each such extended date, the “Extended Final Term Maturity Date”) after the Final Maturity Date in effect immediately prior to delivery of such notice; and
(ii)
in the event that the Acquisition Agreement is terminated, the date falling nine Months after the date of the termination of the Acquisition Agreement; and
(n)
in relation to the Delayed Draw Term Facility:
(i)
unless the Acquisition Agreement is terminated as a result of W3C Breach Event, the earlier of (x) the completion of the Acquisition and (y) the date on which the Acquisition Agreement is terminated; and
(ii)
if the Acquisition Agreement is terminated as a result of a W3C Breach Event, the date falling 60 days after the date of such termination.

“Finance Documents” means this Agreement, any Accession Deed, any Transaction Security Agreement, any Utilisation Notice and any other document designated as a Finance Document by the Lender and W3C.

“Group” means W3C and its Subsidiaries from time to time.

“Guarantor” means the Original Guarantor or an Additional Guarantor.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Indemnified Taxes” means any Taxes imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Finance Document other than Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes.

“Intellectual Property” means:

(o)
any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow, source codes and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(p)
the benefit of all applications and rights to use such assets of each Obligor (which may now or in the future subsist).

“Intercompany Loan” means a loan made pursuant to the Intercompany Loan Agreement.

“Intercompany Loan Agreement” means an intercompany loan agreement between members of the Group in the agreed form delivered to the Lender under Clause 6.1 (Conditions Precedent).

“Interest Period” means:

(q)
in relation to a Term Facility Loan, one Month; and
(r)
in relation to a Delayed Draw Term Facility Loan, three Months.

“Legal Reservations” means:

(a)
the principle that certain remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;
(b)
the time barring of claims under applicable limitation laws (including the UK Limitation Act 1980 and the UK Foreign Limitation Periods Act 1984), the possibility that an undertaking to assume liability for or indemnify a person against non payment of stamp duty may be void and defences of set off or counterclaim;
(c)
provisions of a contract being invalid or unenforceable for reasons of oppression, undue influence or (in the case of default interest) representing a penalty;
(d)
the unavailability of, or limitation on the availability of a particular right or remedy because of equitable principles of general application;
(e)
similar principles, rights and defences under the laws of any jurisdiction of establishment, formation or incorporation of any Obligor or any jurisdiction where such Obligor conducts a substantial part of its business or in which a substantial part of its assets is located; and
(f)
any other matters which are set out as qualifications or reservations as to matters of law in legal opinions delivered to the Lender pursuant to requirements of this Agreement.

“Loan” means a Delayed Draw Term Facility Loan and/or a Term Facility Loan, as the context requires.

“Material Adverse Effect” means a material adverse effect on:

(a)
the business, operations, property or condition of the Group taken as a whole;
(b)
the ability of an Obligor to perform its obligations under Finance Documents; or
(c)
subject to the Legal Reservations and Perfection Requirements, the validity or enforceability of, or the effectiveness or ranking of any security granted or purporting to be granted pursuant to the Finance Documents or the rights or remedies of the Lender under the Finance Documents.

“Monavate Group” means Monavate Holdings Limited and its Subsidiaries from time to time.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(s)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(t)
if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(u)
if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

“Obligor” means a Borrower or a Guarantor, and “Obligors” means all of them.

“Original Obligor” means the Original Borrower or the Original Guarantor.

“Party” means a party to this Agreement.

“Perfection Certificate” means a certificate providing information with respect to, among other things, the material assets of the Borrower and its subsidiaries in a form satisfactory to the Lender (acting reasonably and in good faith) in the agreed form.

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filings, endorsements, notarisation, stampings and/or notifications of the Transaction Security Documents and/or the Security created thereunder.

“Principal Executive” means member of the senior management team of any member of the Group.

“Promissory Note” means that certain Secured Promissory Note dated 18th November 2025 between Garth Howat as Borrower and the Lender.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Subsidiary” means, in relation to any company (a "holding company"), another company:

(v)
which is controlled, directly or indirectly, by the holding company;
(w)
more than half the issued share capital of which is legally or beneficially owned, directly or indirectly, by the holding company; or
(x)
which is a Subsidiary of another Subsidiary of the holding company,

and for the purpose of this definition, a company shall be treated as being controlled by another if that other company is able to determine the composition of the majority of its board of directors or equivalent body.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental entity, including any interest, additions to tax or penalties applicable thereto.

“Term Facility” means the term loan facility made available under this Agreement as described in Clause 3 (The Facilities).

“Term Facility Commitments” means, as at the date of this Agreement, USD 60,000,000.

“Term Facility Loan” means a loan made or to be made under the Term Facility or the principal amount outstanding for the time being of that loan.

“Transaction Security” means the Security created or expressed to be created in favour of the Lender pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as a Transaction Security Document in Part 1 of Schedule 1 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Utilisation” means the making of a Loan.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Notice” means a notice substantially in the form of Schedule 5 (Form of Utilisation Notice).

“Virtual Currency” means a digital unit that is used as a medium of exchange or a form of digitally stored value that generally may be recorded or transferred by means of a distributed ledger technology system, including digital units of exchange that (a) have a centralized repository or administrator, (b) are decentralized and have no centralized repository or administrator or (c) may be created or obtained by computing or manufacturing effort, including in each case, for the avoidance of doubt, (i) any cryptographic tokens, cryptographic coins, cryptographic currencies, or other cryptographic assets, digital assets or other, virtual or blockchain-based assets that function as a medium of exchange or a form of digitally stored value, and (ii) options, or warrants to purchase any of the items described in the foregoing clause (i) or that are, or may become, convertible or exchangeable into or exercisable for (directly or indirectly) any of the items described in the foregoing clause (i).

“W3C Breach Event” means the termination of the Acquisition Agreement (i) by the Lender following the exercise of the Lender’s right to terminate the Acquisition Agreement pursuant to Section 9.1(c) thereof or pursuant to Section 9.1(b), Section 9.1(e) or Section 9.1(f) thereof, in each case, if at such time of termination the Lender would have been entitled to terminate the Acquisition Agreement pursuant to Section 9.1(c); or (ii) by the Company pursuant to Section 9.1(b), Section 9.1(e) or Section 9.1(f) thereof, in each case, if at such time of termination the Lender would have been entitled to terminate the Acquisition Agreement pursuant to Section 9.1(c).

2.
construction
(a)
Unless a contrary indication appears, any reference in this Agreement to:
(i)
a document in “agreed form” is a document which is agreed in writing by or on behalf of W3C and the Lender;
(ii)
“assets” includes present and future properties, revenues and rights of every description;
(iii)
a reference to a Finance Document (or any provision of it) or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under the Finance Documents or other agreement or instrument;
(iv)
“financial indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(v)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);
(vi)
“$”, “USD” and “dollars” denote the lawful currency of the United States of America;
(vii)
a provision of law is a reference to that provision as amended or re-enacted; and
(viii)
“cash” means cash in hand or on deposit with any bank that is available for drawing on no more than seven days’ notice.
(b)
Section, Clause and Schedule headings are for ease of reference only.
(c)
An Event of Default is “continuing” if it has not been remedied or waived.
3.
THE FACilitIES

Subject to and upon the terms and conditions contained in this Agreement, the Lender agrees to make available to the Borrowers:

3.1
a term loan facility up to a maximum aggregate principal amount of the Term Facility Commitments (being USD 60,000,000 as at the date of this Agreement); and
3.2
a delayed draw term loan facility up to a maximum aggregate principal amount of the Delayed Draw Term Facility Commitments (being USD 10,000,000 as at the date of this Agreement).
4.
PURPOSE
4.1
All proceeds of any Loan advanced under the Term Facility must be applied pursuant to the Agreed Funds Flow and the Agreed Steps Plan.
4.2
All proceeds of any Loan advanced under the Delayed Draw Term Facility must be applied pursuant to the Agreed Funds Flow and the Agreed Steps Plan.
5.
UTILISATION
5.1
A Borrower may utilise a Facility by requesting that the Lender advances a Loan in a Utilisation Notice delivered by that Borrower to the Lender. A Utilisation Notice may be conditioned on the consummation of a subject transaction which the advance will be used to fund and must be delivered no later than five Business Days prior to the Utilisation Date specified in that Utilisation Notice, provided that the Utilisation Notice in respect of the first Utilisation of the Term Facility may be delivered one Business Day prior to the Utilisation Date specified in that Utilisation Notice.

5.2
A Borrower may only utilise a Facility in accordance with the Agreed Funds Flow and the Agreed Steps Plan. A Borrower shall confirm in each Utilisation Notice that the relevant Utilisation is made in accordance with the Agreed Funds Flow and the Agreed Steps Plan.
5.3
The currency specified in a Utilisation Notice must be in USD. The amount of a Loan in respect of a Facility must not exceed the Available Commitment in respect of that Facility. The proposed Utilisation Date must fall on a Business Day during the Availability Period.
5.4
For the avoidance of doubt, there shall be no limit on the number of Term Facility Loans or Delayed Draw Term Facility Loans that are outstanding at any time, provided that each Loan is made in accordance with the Agreed Steps Plan and the Agreed Funds Flow.
5.5
If the applicable conditions set out in this Agreement have been satisfied, the Lender shall make the Loan available to the relevant Borrower on the Utilisation Date.
5.6
More than one Loan may be requested in a Utilisation Notice.
6.
CONDITIONS PRECEDENT
6.1
The Lender shall only be obliged to comply with Clause 5.5 (Utilisation) in relation to the first Utilisation if, on or prior to the proposed Utilisation Date (or on such later date as permitted in Part 1 of Schedule 1 (Conditions Precedent)), it has received all of the documents and evidence described in Part 1 of Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender (acting reasonably and to the extent not waived by the Lender). The Lender shall notify W3C promptly upon being so satisfied.
6.2
Subject to Clause 6.1 (Conditions Precedent), the Lender is only obliged to comply with Clause 5.5 (Utilisation) if, on the date of the Utilisation Notice and on the proposed Utilisation Date:
(a)
no Default has occurred and is continuing;
(b)
no Default will result from the making of the proposed utilisation; and
(c)
the representations and warranties contained in Schedule 2 (Representations) and in the Utilisation Notice are true in all material respects.
7.
REPAYMENT
7.1
The Borrowers under the Term Facility shall repay to the Lender the aggregate Term Facility Loans which are outstanding, together with any and all accrued and unpaid interest (including without limitation, any interest accrued pursuant to Clause 10 (Interest) below), fees, costs and expenses in relation to such Term Facility Loans, in full on the Final Maturity Date for the Term Facility; provided that, if the Final Maturity Date for the Term Facility occurs as a result of the consummation of the Acquisition, such amounts owed may be repaid by the application of proceeds in connection with the Acquisition.
7.2
The Borrowers under the Delayed Draw Term Facility Loans shall repay in full to the Lender the aggregate Delayed Draw Term Facility Loans which are outstanding, together with any and all accrued and unpaid interest (including without limitation, any interest accrued pursuant to Clause 10 (Interest) below), fees, costs and expenses in relation to such Delayed Draw Term Facility Loans upon the Final Maturity Date for the Delayed Draw Term Facility Loans (i) in the case of the termination of the Acquisition Agreement as a result of a W3C Breach Event, in cash and (ii) in the case that the Final Maturity Date for the Delayed Draw Term Facility Loans occurs for any other reason, by way of forgiveness in full of all amounts outstanding, which amounts shall be deemed to have been repaid in full.

8.
voluntary PREPAYMENTS

A Borrower may, on five Business Days’ prior written notice to the Lender, prepay all or any part of a Loan, subject to the payment of all fees described in Clause 11 (Fees) below.

9.
mandatory prepayment
9.1
If it becomes unlawful in any relevant jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in a Loan:
(a)
the Lender shall notify the relevant Borrower(s) promptly upon becoming aware of the same; and
(b)
the relevant Borrower(s) shall repay that Loan, together with all other amounts accrued or outstanding under this Agreement on the earlier of (i) 30 days after the date on which the Lender has notified the relevant Borrower(s) and (ii) the latest date permitted by the relevant law for repayment.
9.2
A Borrower may not reborrow any part of a Facility which is repaid or prepaid.
10.
Interest
10.1
The rate of interest on each Term Facility Loan for an Interest Period is 12.00 per cent. per annum.
10.2
The rate of interest on each Delayed Draw Term Facility Loan for an Interest Period is 6.00 per cent. per annum.
10.3
Interest shall accrue on a Term Facility Loan for each Interest Period for which it is outstanding, starting from the date of the Utilisation of that Term Facility Loan, and shall be deemed to be capitalised and be added to the outstanding principal amount of that Term Facility Loan at the end of each Interest Period for that Term Facility Loan, and shall thereafter be deemed to be part of that Term Facility Loan and accrue interest (the aggregate amount of such interest that has accrued and has been deemed to be part of the Term Facility Loans then outstanding shall be the “Term Facility PIK Interest Amount”).
10.4
Interest shall accrue on a Delayed Draw Term Facility Loan for each Interest Period for which it is outstanding, starting from the date of the Utilisation of that Delayed Draw Term Facility Loan, and shall be deemed to be capitalised and be added to the outstanding principal amount of that Delayed Draw Term Facility Loan at the end of each Interest Period for that Delayed Draw Term Facility Loan, and shall thereafter be deemed to be part of that Delayed Draw Term Facility Loan and accrue interest.
10.5
Interest shall accrue from day to day on the total amount of each Loan and shall be calculated on the basis of a year of 360 days and in each case shall be calculated on the basis of the actual number of days elapsed.
11.
Fees
11.1
The Original Borrower shall pay to the Lender a one-time upfront fee in an amount equal to 2.00 per cent. of the Term Facility Commitments as at the date of this Agreement (the “Upfront Fee”).
11.2
The Upfront Fee shall be due on the date of the first Utilisation of the Term Facility. The Original Borrower authorises the Lender to deduct the Upfront Fee payable under Clause 11.1 above from the proceeds of the first Utilisation of the Term Facility (unless the Upfront Fee has already been paid).
11.3
The Obligors shall pay to the Lender an exit fee upon the prepayment or repayment of any amount with respect to the Term Facility, including pursuant to Clause 9.1 (Mandatory Prepayment) above or Clause 17 (Acceleration) below, of the Term Facility (the “Exit Fee”). The total Exit Fee payable upon repayment in full of the Term Facility shall be in the amount of USD 7,200,000 less the aggregate of (a) the Upfront Fee payable pursuant to Clause 11.1 above and (b) the aggregate Term Facility PIK Interest Amount calculated up to the time of repayment. Any partial prepayment of the Term Facility shall attract a proportional partial payment of the Exit Fee, to the intent and purpose that the aggregate amount payable by way of Exit Fee upon full repayment of the Term Facility will not exceed the total Exit Fee payable described in the previous sentence.
12.
Guarantee
12.1
Each Guarantor irrevocably and unconditionally jointly and severally:
(a)
guarantees to the Lender punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents;
(b)
undertakes with the Lender that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and
(c)
agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 12 if the amount claimed had been recoverable on the basis of a guarantee.
12.2
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
12.3
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 12 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
12.4
The obligations of each Guarantor under this Clause 12 will not be affected by an act, omission, matter or thing which, but for this Clause 12, would reduce, release or prejudice any of its obligations under this Clause 12 (without limitation and whether or not known to it or the Lender) including:
(a)
any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)
the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;
(f)
any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)
any insolvency or similar proceedings.
12.5
Without prejudice to the generality of Clause 12.4 above, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other financial indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
12.6
Each Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 12. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
12.7
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:
(a)
refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and
(b)
hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 12.
12.8
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 12:
(a)
to be indemnified by an Obligor;
(b)
to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;
(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;
(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 12.1 above;
(e)
to exercise any right of set-off against any Obligor; and/or
(f)
to claim or prove as a creditor of any Obligor in competition with the Lender.
12.9
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Lender and shall promptly pay or transfer the same to the Lender or as the Lender may direct.
12.10
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.
12.11
Without limiting any specific exemptions set out below:
(a)
no Obligor's obligations and liabilities under the Finance Documents (including under this Clause 12) will extend to include any obligation or liability; and
(b)
no Security granted by an Obligor will secure any obligations under this Clause 12,

if to do so would result in this guarantee or indemnity being illegal, in breach of law or regulation or constituting unlawful financial assistance in respect of the acquisition of shares in itself or its Holding Company insofar as applicable to that Guarantor.

12.12
This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any similar provision under the laws of any other applicable jurisdiction.
12.13
A Guarantor's obligations will be subject to any limitation on the amount guaranteed which is contained in the Accession Deed (if applicable) by which that Guarantor becomes a Guarantor or in any other Finance Document.
13.
PAYMENTS
13.1
If any Final Maturity Date falls on a day which is not a Business Day, it shall be deemed to occur on the next following Business Day; provided that interest will continue to accrue and be payable until the occurrence of the Final Maturity Date as so extended. If any other payment made under the Finance Documents falls due on a day which is not a Business Day, it shall be paid on the next following Business Day in the same Month (if there is one) or the preceding Business Day (if there is not).
13.2
Subject to Clause 13.3 below, all payments made by the Obligors to the Lender under the Finance Documents shall be made without set-off or counterclaim and without any deduction to the bank account notified by the Lender to W3C for this purpose from time to time.
13.3
If an Obligor makes any payment hereunder in respect of which it is required by law to make any deduction or withholding, it shall pay such additional amounts to the Lender to ensure receipt by the Lender of the full amount that the Lender would have received but for such deduction or withholding.
14.
INDEMNITY
14.1
Subject to Clause 14.3, the Obligors will, within three Business Days of demand by the Lender, indemnify the Lender against any cost, expense, loss, Tax or liability incurred by it as a result of:
(a)
the occurrence of any Event of Default;
(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date;
(c)
funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Notice but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender); or
(d)
a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower.
14.2
Subject to Clause 14.3, the Obligors shall within 10 business days of written demand (together with reasonably detailed information supporting such demand) indemnify the Lender and each of its directors, officers employees and agents (each an “Indemnified Person”) against any cost, expense, loss or liability (including without limitation legal fees of one firm of counsel in each applicable jurisdiction for all Indemnified Persons (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict informs the Obligors of such conflict and thereafter retains its own counsel, of one additional firm of counsel in each applicable jurisdiction for all such similarly affected Indemnified Persons)) incurred by or awarded against that Indemnified Person in each case arising out of or in connection with any action, claim, investigation or proceeding commenced or threatened (including, without limitation, any action, claim, investigation or proceeding to preserve or enforce rights) in relation to the Finance Documents and/or the use of proceeds of the Facilities provided that the Obligors will not be liable under this Clause 14.2 incurred or awarded against an Indemnified Person to the extent that cost, expense, loss or liability resulted from (i) any breach by that Indemnified Person of any material provision of any Finance Document or any document referred to therein or any confidentiality undertaking given by that Indemnified Person, (ii) the fraud, gross negligence or wilful misconduct of that Indemnified Person or (iii) any disputes solely among the Indemnified Persons (or related to any such dispute) and not arising out of any act or omission by the Obligors. In addition, the Obligors will not be responsible or liable to any person for indirect or consequential damages or losses or any costs or expenses incurred in connection with the arrangement of the Facilities unless they were pre-approved by the Obligors. Any Indemnified Person may rely on this Clause 14.2 subject (if not a party) to Clause 29 (Third Party Rights) and the provision of the Third Parties Act.
14.3
For the purposes of calculating the amount of any loss, cost, expense or liability suffered by the Lender or any Indemnified Person under this Clause 14, due account shall be taken of any amount it has recovered under the Acquisition Agreement (in its capacity as a party to the Acquisition Agreement) in respect of that loss, cost, expense or liability, so that the Lender is only entitled to be indemnified in respect of its actual unreimbursed loss, cost, expense or liability, and is not entitled to be compensated more than once for a particular loss, cost, expense or liability (even though the Lender may have the benefit of an indemnity under both the Finance Documents and the Acquisition Agreement).
14.4
The Obligors shall indemnify the Lender, within three (3) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Clause 14) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental entity. A certificate as to the amount of such payment or liability delivered to an Obligor by the Lender shall be conclusive absent manifest error.
15.
representations and warranties

Unless otherwise specified, each Obligor, on behalf of itself and each of its Subsidiaries, makes the representations and warranties set out in Schedule 2 (Representations) on the date of this Agreement, on the date of each Utilisation Notice, each Utilisation Date and at the first day of each Interest Period for a Loan.

16.
Undertakings

Each Obligor agrees to the matters set out in Schedule 3 (Undertakings) which remain in force from the date of this Agreement for so long as any amount under this Agreement is outstanding.

17.
Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Lender may upon written notice to W3C:

(a)
cancel the Available Commitments, whereupon each such Available Commitment shall immediately be cancelled;
(b)
declare that all or part of that Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable by the relevant Borrower(s);
(c)
declare that all or part of that Loan be payable on demand, whereupon it shall immediately become payable on demand by the Lender; and/or
(d)
exercise any or all of its rights, remedies, powers or discretions (including, without limitation, enforcement of security) under the Finance Documents.
18.
COSTS AND EXPENSES

The Obligors shall, within three Business Days of demand by the Lender, reimburse the Lender for all costs and expenses (including legal fees, notarial fees, stamp, registration and other Taxes due) incurred by it in connection with the enforcement of any rights under the Finance Documents and any other documents referred to in them.

19.
Changes to the Lender
19.1
Prior to the termination of the Acquisition Agreement, the Lender may not assign any of its rights and/or novate any of its obligations under the Finance Documents, other than with the prior written consent of W3C.
19.2
On and from the termination of the Acquisition Agreement, the Lender may assign all or any of its rights and/or novate any of its obligations under the Finance Documents without the prior written consent of W3C (provided that (x) no such assignment or novation may be made to a person (i) whose principal business is in direct competition with W3C or any member of the Group, (ii) who is a supplier of W3C or any member of the Group or (iii) is a customer of W3C or any member of the Group and (y) (i) such assignee shall deliver to W3C an Internal Revenue Service Form W-9 of such assignee, duly executed by such assignee or (ii) the parties hereto shall have amended this agreement to include standard US withholding tax provisions). Notwithstanding anything to the contrary in this Agreement, no assignment, novation, or other transfer of rights pursuant to this Clause 19.2 shall be valid unless registered as provided in Clause 19.3, and any such invalid transfer shall be void ab initio.
19.3
The Lender, acting solely for this purpose as a non-fiduciary agent of the Obligors, shall maintain at one of its offices a register for the recordation of the names and addresses of any assignee pursuant to Clause 19.2 (an “Assignee Lender”), and the commitments of, and principal amounts (and stated interest) of the Loan owing to, each Assignee Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Obligors and the Lender shall treat each Assignee Lender as a lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Obligors at any reasonable time and from time to time upon reasonable prior notice. If the Lender sells a participation, the Lender shall, acting solely for this purpose as a non-fiduciary agent of the Obligors, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Finance Documents (the “Participant Register”); provided that no Lender or Assignee Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Finance Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
20.
Changes to the Obligors
20.1
An Obligor may not assign any of its rights and/or novate any of its obligations under the Finance Documents, other than with the prior written consent of the Lender.
20.2
W3C shall procure that any entity that is a Borrower under any Facility shall accede as an Additional Guarantor as soon as reasonably practicable to the extent such entity is not already a Guarantor hereunder.

20.3
Subject to the prior written consent of the Lender, any member of the Group may become an Additional Borrower by W3C and the Additional Borrower delivering to the Lender:
(a)
a duly completed Accession Deed, which shall include a confirmation from W3C that no Default is continuing or would occur as a result of that person becoming an Additional Borrower; and
(b)
all of the documents and other evidence listed in Part 2 of Schedule 1 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Lender (acting reasonably).
20.4
W3C shall procure that, within:
(a)
30 days of any (i) person becoming a member of the Group; or (ii) Dormant Subsidiary ceasing to be Dormant, and
(b)
five (5) days of each of (i) Monavate Holdings Limited, a company registered in England and Wales with company number 12749770 whose registered office is at The Officers Mess Business Centre Royston Road, Duxford, Cambridge, United Kingdom, CB22 4QH (“Monavate Holdings”); (ii) Baanx.com Ltd, a company registered in England and Wales with company number 11155611 whose registered office is at 96 Pavilion Office, Kensington High Street, London, United Kingdom, W8 4SG (“Baanx.com”); (iii) Monavate Limited, a company registered in England and Wales with company number 12472532 whose registered office is at The Officers’ Mess, Royston Road, Duxford, Cambridge (“Monavate Limited”, and together with Monavate Holdings and Baanx.com, the “English Additional Obligors”); and (iv) Baanx US Corp, becoming a member of the Group, such persons shall become an Additional Guarantor pursuant to Clause 20.5 below.

20.5
A member of the Group shall become an Additional Guarantor by W3C and the Additional Guarantor delivering to the Lender:
(a)
a duly completed Accession Deed; and
(b)
all of the documents and other evidence listed in Part 2 of Schedule 1 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Lender (acting reasonably).
20.6
The Lender shall notify W3C and the relevant Additional Obligor promptly upon being satisfied that it has received (in form and substance satisfactory to it, acting reasonably) all the documents and other evidence listed in Part 2 of Schedule 1 (Conditions Precedent).
21.
Set-Off

The Lender may, after the occurrence of an Event of Default which is continuing and in relation to which the Lender has issued a written notice to W3C in accordance with Clause 17 (Acceleration), set off any matured obligation due from an Obligor under the Finance Documents to the extent beneficially owned by the Lender against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

22.
Notices
(a)
Any communication to be made under or in connection with the Finance Documents must be made in writing and, unless otherwise stated, may be given in person, by post, by electronic mail, letter or fax.
(b)
The contact details of each Party for all communications in connection with the Finance Documents are those set out in the signature pages below. Any Party may change its contact details by giving five Business Days’ notice to the other Party. When a Party nominates a particular department or officer to receive a notice, a notice will not be effective if it fails to specify that department or officer.
(c)
Except as provided below, any notice in connection with the Finance Documents will be deemed to be given as follows:
(i)
if delivered in person, at the time of the delivery;
(ii)
if posted, when it has been left at the relevant address or five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and
(iii)
if by electronic mail or fax, when received in legible form.

A communication given under paragraph (a) above but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

23.
WAIVERS

No failure or delay by the Lender in exercising any right, power or privilege under the Finance Documents shall operate as a waiver thereof or prejudice any other or further exercise by the Lender of any of its rights or remedies under the Finance Documents. The rights and remedies in the Finance Documents are (unless otherwise expressly provided) cumulative and not exclusive of any rights or remedies provided by law.

24.
confidentiality
(a)
Each Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by this Clause, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
(b)
Each Party may disclose Confidential Information to any Applicable Person. For the purpose of the Finance Documents, an “Applicable Person” means any of its affiliates and any of its or their officers, directors, employees, equity holders, trustees, professional advisers, auditors, partners and representatives.
(c)
Each Party may disclose Confidential Information to:
(i)
an Applicable Person, being such Confidential Information as the Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause is informed in writing of its confidential nature and that some or all of such Confidential Information may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; and
(ii)
any person:
(1)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any transfer of, sub participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, the Finance Documents and/or an Obligor and to any of that person’s affiliates, related funds, representatives and professional advisers;
(2)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; or
(3)
to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes.
(d)
For the purpose of the Finance Documents, “Confidential Information” means all information relating to the Obligors or the Finance Documents, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(i)
is or becomes public information other than as a direct or indirect result of any breach by such Party of this Clause; or
(ii)
is identified in writing at the time of delivery as non-confidential by the Obligors or any of its advisers; or
(iii)
is known by such Party before the date the information is disclosed to it in accordance with paragraphs (i) or (ii) above or is lawfully obtained by such Party after that date, from a source which is, as far as such Party is aware, unconnected with the Obligors and which, in either case, as far as such Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.
(e)
This Clause constitutes the entire agreement between the Parties in relation to the obligations of the Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
25.
Calculations and Certificates

Any certification or determination by the Lender of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.
Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

27.
Amendments and Waivers

Any term of the Finance Documents may be amended or waived only with the consent of all Parties.

28.
GOVERNING LAW AND ENFORCEMENT
28.1
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
28.2
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).
28.3
The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
29.
THIRD PARTY RIGHTS
29.1
Unless expressly provided to the contrary in a Finance Document, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.
29.2
Notwithstanding any term of any Finance Document, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.
30.
COUNTERPARTS

Each the Finance Document may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of that Finance Document.

31.
service of process

Without prejudice to any other mode of service allowed under any relevant law, W3C:

(a)
irrevocably appoints Law Debenture Corporate Services Limited with company number 03388362 and registered address at 8th Floor 100 Bishopsgate, London, United Kingdom, EC2N 4AG as its agent for service of process in relation to any proceedings before the English courts in connection with the Finance Documents; and
(b)
agrees that failure by an agent for service of process to notify W3C of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT

Part 1

Corporate Documents

1. A copy of the constitutional documents of the Original Obligor.

2. A copy of a resolution of the board of directors of the Original Obligor:

(a) approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute, deliver and perform the Finance Documents;

(b) authorising a specified person or persons to execute the Finance Documents on its behalf;

(c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any utilisation request and selection notice) to be signed and/or despatched by it under or in connection with the Finance Documents; and

(d) confirming that borrowing and/or guaranteeing the Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

3. A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above in relation to the Finance Documents and related documents.

4. [Reserved].

5. A certificate signed by a director of the Original Obligor and the secretary of W3C certifying that each copy document relating to it specified in this schedule is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

Finance Documents

6. This Agreement executed by the Original Obligor.

7. The following Transaction Security Documents executed by each party thereto:

Name of Chargor	Transaction Security Document
Grant Howat	A pledge over (a) the entire issued share capital of W3C and (b) any shareholder loans between Garth Howat and W3C (on a non-recourse basis).
W3C	A collateral agreement over the business and assets of W3C, including its rights that will arise under the Acquisition Agreement (subject to customary exclusions).

Other documents and evidence

8. The Agreed Steps Plan.

9. The Agreed Funds Flow.

10. Scans of the Intercompany Loan Agreement executed in wet-ink by the Original Obligors; provided however, that an original copy of such Intercompany Loan Agreement shall be delivered ten Business Days following the Utilisation Date.

11. The Agreed Compensation Plan

12. The Budget.

13. The Perfection Certificate.

14. A legal opinion of the legal advisors to the Original Obligor as to the due authorisation and execution of the Finance Documents by the Original Obligor.

15. Evidence that any process agent referred to in Clause 31 (Service of process) of this Agreement has accepted its appointment.

16. The Agreed Transition Arrangements.

17. An Internal Revenue Service Form W-9 of the Original Lender, duly executed by the Original Lender.

18. The Promissory Note, in a form satisfactory to the Lender, duly executed by Garth Howat.

Part 2

Corporate Documents

1. A copy of the constitutional documents of the Additional Obligor.

2. A copy of a resolution of the board of directors of the Additional Obligor:

(a) approving the terms of, and the transactions contemplated by, the Accession Deed and the other Finance Documents and resolving that it execute, deliver and perform the Accession Deed and the other Finance Documents;

(b) authorising a specified person or persons to execute the Accession Deed and the other Finance Documents on its behalf;

(c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any utilisation request and selection notice) to be signed and/or despatched by it under or in connection with the Accession Deed and the other Finance Documents; and

(d) confirming that borrowing and/or guaranteeing the Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

3. A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above in relation to the Accession Deed and the other Finance Documents and related documents.

4. [Reserved].

5. To the extent required by law a copy of a resolution signed by all the holders of the issued shares of the Additional Obligor, approving the terms of, and the performance of the transactions contemplated by, the Accession Deed and the other Finance Documents to which such Additional Obligor is a party.

6. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document relating to it specified in this schedule is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

Finance Documents

7. An Accession Deed executed by W3C and the Additional Obligor.

8. An English law all-asset debenture over the assets of the English Additional Obligors, in a form satisfactory to the Lender, duly executed by each English Additional Obligor.

9. An English law share pledge over all of the shares in the capital of Monavate Holdings Limited and Baanx.com Ltd, in a form satisfactory to the Lender, duly executed by W3C.

10. An English law Declaration of Trust over the Intellectual Property of members of the Group, in a form satisfactory to the Lender, duly executed by such members of the Group.

11. A collateral agreement over the business and assets of Baanx US Corp, in a form satisfactory to the Lender, duly executed by Baanx US Corp.

12. Any other security document required to be entered into by the Additional Obligor and/or its

Holding Company pursuant to the terms of the Agreed Steps Plan.

Other documents and evidence

12. The following legal opinions:

(a) a legal opinion of the legal advisers to the Lender in England, as to English law; and

(b) (for each Additional Obligor incorporated or otherwise organized under the laws of a jurisdiction other than England and Wales) a legal opinion of the legal advisers to the Additional Obligor as to the law of the jurisdiction of incorporation or organization of each such Additional Obligor.

13. Each document reasonably required by the Lender to carry out and be satisfied with the results of all reasonable 'know your customer' or other similar checks (if any) to be carried out by the Lender under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents (provided that any such 'know your customer' or other similar checks will only be required to be satisfied under this condition precedent if they are provided by the Lender to the Additional Obligor no later than five Business Days prior to the proposed date of accession of the relevant Additional Obligor).

14. To the extent that the Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that such Additional Obligor has appointed an agent for service of process in relation to any proceedings before the English courts in connection with the Finance Documents.

SCHEDULE 2
representations

1.
It is a corporation, limited liability company (or equivalent) or partnership, duly incorporated or formed and validly existing under the law of its jurisdiction of incorporation.
2.
It has the power to own its assets and carry on its business as it is being conducted.
3.
Subject to the Legal Reservations and Perfection Requirements, the obligations expressed to be assumed by it in the Finance Documents to which it is a party are legal, valid, binding and enforceable obligations.
4.
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with any law or regulations applicable to it or any agreement or instrument binding upon it or any of its assets.
5.
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by such Finance Documents.
6.
It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate authorisations to use, the material assets necessary to carry on its business as presently conducted.
7.
No limit on its powers will be exceeded as a result of the borrowing, guaranteeing or indemnities contemplated by the Finance Documents to which it is a party.
8.
All authorisations required:
a)
to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and
b)
to make the Finance Documents to which it is a party admissible in evidence in the jurisdiction of its incorporation,

have been obtained or effected and are in full force and effect.

9.
No:
a)
corporate action, material legal proceeding or other procedure or step; or
b)
creditors’ process,

has been taken or, to its knowledge, threatened in relation to it.

10.
No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it.
11.
No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its subsidiaries.
12.
No Event of Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, the Finance

Documents to which it is a party.
13.
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which, in each case, has or is reasonably likely to have a Material Adverse Effect.
14.
It has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
15.
All written factual information supplied to the Lender in contemplation of the Finance Documents to which it is a party was true in all material respects as at its date and (taken as a whole) did not omit anything material, no material change has occurred since the date of the information supplied which renders it untrue or misleading in any material respect, and all written projections and statements of belief and opinion given by (or on behalf of) it to the Lender were made in good faith based upon assumptions believed to be reasonable at the time of preparation.
16.
W3C, on behalf of itself, represents and warrants that:
a)
it is not the debtor under any financial indebtedness owing to any of Garth Howat or any of his Connected Persons, except to the extent that such financial indebtedness is secured in favour of the Lender under the Transaction Security Documents;
b)
it is not the debtor under any financial indebtedness other than the financial indebtedness arising under, or which is not prohibited by the terms of, this Agreement;
c)
until the date on which the Acquisition completes in accordance with the Acquisition Agreement, Garth Howat is the legal and beneficial owner of all of the issued share capital of W3C; and
d)
on and from the completion of the Acquisition, the share capital of W3C is held in accordance with the terms of the Agreed Steps Plan.
17.
W3C represents and warrants that each of the Dormant Subsidiaries is Dormant.

SCHEDULE 3
UNDERTAKINGS

1.
Each Obligor shall, and shall procure that each of its Subsidiaries will, promptly obtain, comply with and do all that is necessary and within its control to maintain in full force and effect any authorisation or licence required under any law or regulation of its jurisdiction of incorporation to perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of such Finance Documents.
2.
Each Obligor shall, and shall procure that each of its Subsidiaries will, comply in all respect with all laws to which it may be subject, if failure so to comply could reasonably be expected to have a Material Adverse Effect on its ability to perform its obligations under the Finance Documents to which it is a party.
3.
Each Obligor shall, and shall procure that each of its Subsidiaries will, within five Business Days of request provide such information regarding its financial condition and assets as the Lender may reasonably request.
4.
Each Obligor shall, and shall procure that each of its Subsidiaries will, as soon as reasonably practicable inform the Lender upon obtaining actual knowledge of any Event of Default.
5.
Limitation on financial indebtedness
a)
Except as permitted under paragraph (b) below, no Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) incur or allow to remain outstanding any financial indebtedness, including any factoring arrangements or arrangements with trade creditors.
b)
Paragraph (a) above shall not apply to:
i.
the financial indebtedness arising under this Agreement or under the Intercompany Loan Agreement;
ii.
financial indebtedness of up to five hundred thousand Dollars ($500,000) outstanding at any time secured by Security described in clause 6(b)(x) below, provided such financial indebtedness does not exceed the cost of the equipment, software or other Intellectual Property financed with such financial indebtedness;
iii.
financial indebtedness to trade creditors incurred in the ordinary course of business, including such financial indebtedness incurred in the ordinary course of business with corporate credit cards (in each in an aggregate amount outstanding at any time not exceeding $250,000);
iv.
reimbursement obligations in connection with letters of credit that are at any time outstanding and secured by cash and issued on behalf of a member of the Group in an amount not to exceed one million Dollars ($1,000,000);
v.
on and from the time the Acquisition Agreement has terminated (but not otherwise), other unsecured financial indebtedness in an amount not to exceed five million Dollars ($5,000,000) outstanding at any time;
vi.
endorsements of negotiable instruments received in the ordinary course of business;

vii.
financial indebtedness arising in connection with the financing of insurance premiums up to two hundred fifty thousand Dollars ($250,000) outstanding at any time in the ordinary course of business ;
viii.
financial indebtedness in respect of appeal, bid, performance or surety or similar bonds, workers’ compensation claims and self-insurance obligations issued for the account of any Obligor or any Subsidiary in the ordinary course of business;
ix.
intercompany financial indebtedness of any Obligor owing to another Obligor;
x.
guarantees with respect to financial indebtedness permitted by this paragraph (b); and
xi.
any financial indebtedness expressly permitted under the Agreed Steps Plan and/or the Agreed Funds Flow.
6.
Negative pledge
a)
Except as permitted under paragraph (b) below, no Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) create or permit to subsist any Security over any of its assets.
b)
Paragraph (a) above shall not apply to:
i.
the Security created or expressed to be created in favour of the Lender pursuant to the Transaction Security Documents;
ii.
any Security arising by operation of law or agreement of similar effect and in the ordinary course of business;
iii.
any right of set off arising under contracts entered into by any member of the Group in the ordinary course of their day to day trading;
iv.
any Security arising over any bank accounts or custody accounts or other clearing banking facilities held with any bank or financial institution under the standard terms and conditions of such bank or financial institution;

v.
any cash pooling, netting or set off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the Group permitted under this Agreement (provided that the security is limited to the account balances with the relevant bank which are the subject of such arrangements);

vi.
Security for taxes, fees, assessments or other governmental charges or levies, either not yet due or being contested in good faith by appropriate proceedings diligently conducted; provided, that the Obligors maintain adequate reserves therefor on the Obligors’ books in accordance with the Obligors’ accounting policies and standards;
vii.
Security that secures claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like persons arising in the ordinary course of the Obligors’ business and imposed without action of such parties; provided, that the payment thereof is not yet required;

viii.
Security arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;
ix.
the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds or obligations;
x.
Security on equipment or software or other intellectual property constituting purchase money Security and other Security in connection with capital leases securing Financial Indebtedness permitted in clause 5(b)(ii) above;
xi.
leasehold interests in leases or subleases and licenses (other than with respect to Intellectual Property) granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;
xii.
Security in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;
xiii.
purported Security evidenced by the filing of precautionary UCC financing statements (and similar filings) relating solely to operating leases of personal property entered into in the ordinary course of business;
xiv.
Security on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Security extends only to such insurance proceeds and not to any other property or assets);
xv.
easements, servitudes, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;
xvi.
(a) Security on cash securing obligations permitted under clause 5(b)(iv) above and (b) security deposits in connection with real property leases; and
xvii.
any Security expressly permitted under the Agreed Steps Plan and/or the Agreed Funds Flow.
7.
No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) be a creditor in respect of any financial indebtedness, including in respect of any factoring arrangements or arrangements with trade creditors, except in respect of intra-Group financial indebtedness substantially on the terms of the Intercompany Loan.
8.
Limitation on disposals
a)
Except as permitted under paragraph (b) below, no Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including any licensing of

Intellectual Property or in respect of any factoring arrangements or arrangements with trade creditors).
b)
Paragraph (a) above shall not apply to any sale, lease, transfer or other disposal:
i.
for cash where:
a.
the higher of the market value and net consideration receivable for any individual sale, lease, transfer or other disposal does not exceed USD 5,000;
b.
the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, license, transfer or other disposal) does not exceed USD 100,000 (or its equivalent) in any consecutive period of 12 Months;
ii.
required by law or regulation or any order of any governmental entity provided that this does not have or is reasonably likely to have a Material Adverse Effect;

iii.
of Virtual Currency (but not, for the avoidance of doubt, any shares, businesses, material real estate or material Intellectual Property) made by any member of the Group in the ordinary course of business;

iv.
of any asset by a member of the Group to another member of the Group (provided that if the disposing entity had given Transaction Security over the asset, that asset must remain subject to Transaction Security); or

v.
such sale, lease, transfer or other disposal is expressly permitted in the Agreed Steps Plan and/or the Agreed Funds Flow.
9.
Limitation on acquisitions
a)
Except as permitted under paragraph (b) below, no Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will):
i.
enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction
ii.
acquire an asset, a company or any shares, interests or securities or a business or undertaking (or, in each case, any interest in any of them); or
iii.
incorporate a company.
b)
Paragraph (a) above does not apply to:
i.
an acquisition of trading assets or cash in the ordinary course of its business;
ii.
assets (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of an Obligor’s business;
iii.
assets consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business who are neither (x) Affiliates, nor (y) members of the Baanx Group who are not also members of the Group, except in accordance with the Agreed Transition Arrangements;
iv.
assets consisting of joint ventures or strategic alliances consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any such arrangement both (a) has a term of less than 12 months; and (b) involves the transfer of value of less than $500,000 in aggregate ; and
v.
an acquisition of an asset, a company, of shares, interests, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is expressly permitted in the Agreed Steps Plan and/or the Agreed Funds Flow.
10.
No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will):
a)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its capital (or issued shares, as applicable) (or any class of its limited liability company interests);
b)
repay or distribute any dividend or capital reserve;
c)
pay any management, advisory or other fee to or to the order of any of the members of W3C in their capacity as such; or
d)
redeem, repurchase, defease, retire or repay any of its capital (or issued shares, as applicable) or resolve to do so,

except, in each case, as expressly permitted under the Agreed Steps Plan and/or the Agreed Funds Flow.

11.
Each Obligor shall, and shall procure that each of its Subsidiaries will:
a)
preserve and maintain the subsistence and validity of the material Intellectual Property necessary for its business;
b)
use reasonable commercial endeavours to prevent any infringement in any material respect of the Intellectual Property;
c)
make registrations and pay all registration fees and Taxes necessary to maintain the material Intellectual Property necessary for its business in full force and effect and record its interest in that Intellectual Property;
d)
not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the material Intellectual Property necessary for its business or imperil the right of any member of the Group to use such property;
e)
not discontinue the use of the material Intellectual Property necessary for its business; and
f)
not transfer or issue any new licence in respect of Intellectual Property having a term in excess of 12 Months, or allow any such licence to lapse,

except, in each case, as expressly permitted under the Agreed Steps Plan and/or the Agreed Funds Flow.

12.
Excluding any conduct of W3C prior to the completion of the Acquisition that is expressly permitted under the Acquisition Agreement, the Agreed Steps Plan, the Agreed Funds Flow and/or the Agreed Transition Arrangements, W3C shall not carry on any business or acquire any assets or incur any liabilities except for:
a)
the provision of management treasury, accounting, advisory and administrative services to other members of the Group of a type customarily provided by a holding company to its Subsidiaries;
b)
the subscription for debt or equity in and the making of capital contributions to intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and any other assets customarily owned or operated by a holding company;
c)
any rights or liabilities under or in connection with the Finance Documents to which it is a party, any financial indebtedness permitted under the Finance Documents and professional fees and administration costs and any tax incurred in the ordinary course of business solely as a holding company;
d)
any rights or liabilities under service contracts with any of its directors, executives or consultants customarily agreed by a holding company and any arrangements in connection with an employee share scheme or any incentive or benefit scheme;
e)
any arrangement in respect of (or which is permitted to be satisfied by) a payment, distribution or disposal permitted under the Finance Documents;
f)
the payment of any costs contemplated under the Finance Documents;
g)
any assets or liabilities contemplated as being acquired or incurred by it pursuant to the Agreed Steps Plan;
h)
any transaction, activity or arrangement which is de minimis in nature and consistent with acting as a holding company of the Group as at (or prior to) the first Utilisation Date;
i)
any rights or liabilities arising by operation of law or in connection with any tax (including acting as the head of a tax group);
j)
Taxes not yet due that are incurred in the ordinary course of business;
k)
the granting of any guarantee, security or financial indebtedness permitted under the Finance Documents;
l)
any actions necessary to maintain its existence or status or in connection with any litigation, court or similar proceeding;
m)
any conduct expressly permitted under this Agreement, the Acquisition Agreement, the Agreed Steps Plan and/or the Agreed Funds Flow; and/or
n)
any action or intermediate step necessary to implement steps or transactions not prohibited by paragraphs (a) to (m) above.
13.
Lender may designate one representative (a “Designated Observer”) who shall have the right to attend and participate, in person or by telephone, in each meeting of the board of directors of W3C (the “Board of Directors”) (and each committee of the Boards of Directors) in a nonvoting observer capacity. Notwithstanding the foregoing, no failure by W3C to comply with the provisions of this Paragraph 13 shall affect the validity of any action taken at any such meeting. The Designated Observer shall be given (i) notice of any meeting of the Board of Directors (and of any committee of the Board of Directors) at the same time and in the same manner as such notice is given to all of the relevant directors, and (ii) all written materials and other information provided by W3C to any of its directors in connection with such meetings. If any action is proposed to be taken by the Board of Directors by written consent in lieu of a meeting, W3C will give written notice thereof to the Designated Observer at the same time as notice is given to the members of the Board of Directors and will provide a copy of such written consent to the Designated Observer as soon as practicable. The Designated Observer shall be entitled to receive copies of all minutes of such meetings, together with copies of any items distributed to the members of the Board of Directors at such meetings, whether or not the Designated Observer attends any such meeting. The Designated Observer shall not constitute a member of the Board of Directors of W3C. W3C reserves the right to exclude the Designated Observer from access to any material or meeting or portion thereof if W3C confirms that it has received legal advice from external counsel that such exclusion is reasonably necessary to preserve attorney-client privilege (where for these purposes W3C is the client and the attorney is providing privileged legal advice to W3C). The Designated Observer may be required to execute a customary form of confidentiality agreement with W3C (for the avoidance of doubt, such confidentiality obligations thereunder shall survive the termination of this Agreement).
14.
Each Obligor shall, and shall procure that each of its Subsidiaries will, use reasonable commercial endeavours to implement and maintain cash management arrangements acceptable to the Lender (acting reasonably).
15.
No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) hire any Principal Executive without the prior written consent of the Lender.
16.
No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) enter into, amend, supplement or novate any contract with a customer or supplier that either (a) generates in excess of $500,000 in receipts annually, or (b) has a term in excess of 12 Months (any of which, a “Material Contract”) without the prior written consent of the Lender.
17.
Within (i) with respect to the Monavate Group, 30 days after the end of each Month; and (ii) with respect to the Baanx Group, 45 days after the end of each Month, in each case starting with the Month in which the CP Satisfaction Date occurs, W3C shall supply to the Lender:
a)
the Budget;
b)
a report as to the accounts receivable and/or payable in respect of ( each member of the Group for that Month; and
c)
details of the material terms of any Material Contracts between each member of the Group and any customer or any supplier.
18.
One time each Month, starting on the CP Satisfaction Date, W3C and the Lender shall arrange a meeting, whether via telephone conference or in person, at a mutually agreeable time at which W3C shall provide any and all updates to the Lender regarding licensing and related developments of each member of the Group.

19.
Each Obligor shall, and shall procure that each of its Subsidiaries will, procure that no compensation, payment (whether in cash or in kind), or conferral of any benefit is made to any employee, officer, director of any member of the Group (or any of their Connected Persons) except in accordance with the Agreed Compensation Plan.
20.
Financial Covenant:
a)
W3C shall ensure that, on each Test Date, the cash of the Group shall be at least USD 2,000,000 (the “Liquidity Covenant”). W3C will provide a certificate of an authorized officer certifying its compliance with this covenant and setting out (in reasonable detail) computations as to such compliance at the same time as the monthly reports pursuant to paragraph 18 above are delivered.
b)
Notwithstanding anything to the contrary set forth in this Agreement, in the event the Obligors fail to comply with the Liquidity Covenant:
i.
until the expiration of the fifteenth (15th) Business Day subsequent to the date compliance with the Liquidity Covenant is required to be certified, W3C shall have the right to issue common equity in exchange for a new cash injection or receive a new cash injection to its equity (the “Cure Right”), and upon the receipt by W3C of such cash injection in an amount sufficient to cure the deficit in cash for the applicable period (the “Cure Amount”) pursuant to the exercise by W3C of such Cure Right, the calculation of cash shall be recalculated giving effect to the adjustment in cash of the Obligors, which shall be increased for such month for the purpose of measuring the Liquidity Covenant in an amount equal to the Cure Amount; and if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the financial covenant set forth in paragraph (a) above, W3C shall be deemed to have satisfied the requirements of the Liquidity Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Liquidity Covenant that had occurred shall be deemed cured for the purposes of this Agreement; and
ii.
upon receipt by the Lender of written notice prior to the expiration of the 15th Business Day subsequent to the date that compliance with the Liquidity Covenant is required to be certified (the “Anticipated Cure Deadline”) that W3C intends to exercise the Cure Right in respect of a month, the Lender shall not be permitted to accelerate Loans held by them or to exercise remedies against the collateral on the basis of a failure to comply with the requirements of the Liquidity Covenant until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline.
c)
For the purposes of this paragraph 21:
i.
“First Test Date” means the last day of the Month in which the first Utilisation Date occurs.
ii.
“Subsequent Test Date” means each period of one Month falling after the First Test Date.
iii.
“Test Date” means the First Test Date or a Subsequent Test Date.
21.
Each Obligor shall, and shall procure that each of its Subsidiaries will, carry out each step in accordance with, and at the time set out in, the Agreed Steps Plan.

22.
Each Obligor shall, and shall procure that each of its Subsidiaries will, promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Lender may reasonably specify (and in such form as the Lender may require in favour of the Lender or its nominee(s)):
a)
subject to the Agreed Security Principles, to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law; and/or
b)
to (after the Transaction Security has become enforceable in accordance with the terms of the Transaction Security Documents) facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.
23.
Each Obligor shall, and shall procure that each of its Subsidiaries will, take all such action as is reasonably available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender pursuant to the Finance Documents.
24.
No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) engage in any intra-Group transactions that are not exclusively between Obligors, except as expressly permitted under the Agreed Steps Plan.
25.
On and from the date that any member of the Monavate Group becomes part of the Group for the purposes of this Agreement, it shall not (and it will procure that no member of the Monavate Group will) engage in any transaction of any kind with a member of the Baanx Group who is not also a member of the Group, other than in accordance with the Agreed Transition Arrangements.
26.
No Guarantor shall permit any Dormant Subsidiary to cease to be Dormant unless such Dormant Subsidiary becomes an Additional Guarantor in accordance with Clause 20.4(a).
27.
Within ten Business Days following the Utilisation Date, the original stock certificate and corresponding stock power representing the Pledged Equity pledged by the Original Obligors.
28.
Within one (1) Business Day of the CP Satisfaction Date, W3C shall deliver (or procure the delivery of) a copy of the fully executed Acquisition Agreement, duly signed by all parties thereto, to the Lender (the “Acquisition Agreement Condition Subsequent”).

SCHEDULE 4
Events of Default

1.
A member of the Group fails to pay any sum payable under the Finance Documents on the due date, unless payment is made within five Business Days of its due date.
2.
Subject to paragraph 20(b) of Schedule 3 (Undertakings), the Liquidity Covenant is not complied with.
3.
A member of the Group fails to observe or perform any other obligations under the Finance Documents (other than paragraphs 1 or 2 above), provided that no Event of Default will occur under this paragraph if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of (a) the Lender giving notice to that member of the Group and (b) that member of the Group becoming aware of the failure to comply.
4.
A member of the Group is or becomes in breach of any representation or warranty made under the Finance Documents in any material respect, provided that no Event of Default will occur under this paragraph if the circumstances giving rise to the misrepresentation and the consequences of such misrepresentation are capable of remedy and are remedied within 30 days of the earlier of (i) the Lender giving notice that member of the Group or (ii) that member of the Group becoming aware of the misrepresentation.
5.
Any financial indebtedness whatsoever of a member of the Group becomes due or capable of being declared due before its specified maturity date by reason of breach or default by that member of the Group under the terms of any agreement or instrument creating or evidencing the same or is otherwise not paid when due (or within any applicable period of grace) or any guarantee or indemnity given by a member of the Group is not honoured when due and called upon, provided that no Event of Default will occur under this paragraph if the aggregate amount of such financial indebtedness is equal to or less than USD 1,000,000.
6.
An encumbrancer takes possession of, or a trustee, receiver or similar officer is appointed in respect of all, or any material part of, a member of the Group’s business or assets, or a distress, execution, attachment or other legal process is levied, or enforced upon, or sued out against, all or any substantial part of such assets and is not discharged within 30 days.
7.
Any:
a)
legal proceedings are commenced or any other procedure or step (including, without limitation, the service of a statutory demand) is taken in relation to the suspension of payments, a moratorium of any financial indebtedness, or the bankruptcy or a voluntary arrangement, of or affecting a member of the Group; or
b)
corporate action, or other steps, are taken, or legal proceedings are started, for a member of the Group’s winding-up, dissolution or reorganisation (otherwise than for the purposes of an amalgamation or reconstruction whilst solvent on terms previously approved in writing by us) or for the appointment of a receiver, administrator, administrative receiver, trustee, or similar officer, to all, or a material part of, a member of the Group’s revenues and assets, provided that no Event of Default will occur under this paragraph where such proceedings, step or procedure is taken in respect of debts that do not exceed USD 1,000,000.

8.
A member of the Group is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 (other than as a result of its balance sheet exceeding its balance sheet assets including in the circumstances set out in section 123(2) of the Insolvency Act 1986 unless such excess would result in a mandatory ground for immediate filing or insolvency in the jurisdiction of incorporation of the relevant member of the Group), or commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its financial indebtedness, or making a general assignment for the benefit of, or a composition with, its creditors.
9.
A member of the Group suspends, or threatens in writing to suspend, a substantial part of its business operations (otherwise than for the purposes of a reconstruction or amalgamation on terms previously approved in writing by us) or any governmental authority permits, or procures, or threatens to permit or procure, any reorganisation, transfer or expropriation (whether with or without compensation) of a substantial part of its business or assets.
10.
Subject to the Legal Reservations and Perfection Requirements, any guarantee, indemnity or Security granted under any Finance Document fails or ceases in any material respect to have full force and effect or to be continuing, is terminated or is repudiated or rescinded by an Obligor.
11.
Subject to the Legal Reservations and Perfection Requirements, at any time it is or becomes unlawful for a member of the Group to perform or comply with any or all of its obligations under the Finance Documents or any of its obligations are not or cease to be legal, valid, binding and enforceable, provided that no Event of Default will occur under this paragraph if the unlawfulness, invalidity or unenforceability does not materially and adversely affect the interests of the Lender or is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Lender giving notice that member of the Group or (ii) that member of the Group becoming aware of the unlawfulness, invalidity or unenforceability.
12.
There is a change to the Principal Executives of any member of the Group without the prior written consent of the Lender.
13.
Any regulatory action, investigation, procedure or step is taken by any regulatory authority in any jurisdiction in respect of any member of the Group, which is reasonably likely to have a Material Adverse Effect.
14.
The Acquisition Agreement Condition Subsequent is not complied with.

Notwithstanding any other provision of the Finance Documents to the contrary (including this Schedule 4), none of the following shall (or shall be deemed to) constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Finance Documents by any member of the Group or a Default or Event of Default:

(a)
any monetary threshold being exceeded solely and merely as the result of a subsequent change in the USD equivalent of an amount that has been converted into USD for the purpose of calculating such monetary threshold which is due to fluctuations in the exchange rate since the date on which such amount was first converted into USD;
(b)
any matter or step contemplated or permitted by any Finance Documents, the Agreed Steps Plan, the Agreed Funds Flow, the Acquisition Agreement, the Agreed Transition Arrangements, the Budget or the Intercompany Loan Agreement; and
(c)
a failure to comply with any term of any Finance Document (including any obligation to pay any amount) as a direct or indirect result of a failure or delay by the Lender (or any person acting on behalf of the Lender) to comply with any obligation under (or take any action required by) any Finance Document.

SCHEDULE 5
FORM OF UTILISATION NOTICE

To:

Attention:

Date:

[•] [term facility and delayed draw term facility agreement] dated 20[•] (the “Agreement”).

1. We wish to utilise a Loan under the [Term Facility / Delayed Draw Term Facility] of USD [●] on [●] (the “Utilisation Date”).

2. The funds should be credited to [insert account details].

3. We represent that all of the matters described in Schedule 2 (Representations) of the Agreement are true today and will continue to be true on the Utilisation Date.

4. We confirm that:

(a)
no Default has occurred and is continuing;
(b)
no Default will result from the making of the proposed utilisation;
(c)
no Obligor is otherwise in breach of any Finance Document; and

(c) this Loan will be made in accordance with the Agreed Funds Flow and the Agreed Steps Plan.

5. Words defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

Yours faithfully

for and on behalf of the Borrower(s)

Authorised Signatory

SCHEDULE 6
FORM OF ACCESSION DEED

To:

From: [Subsidiary] and [W3C]

Dated:

[•] [term facility and delayed draw term facility agreement] dated 20[•] (the “Agreement”).

1. We refer to the Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Agreement. Terms defined in the Agreement have the same meaning in paragraphs 1 to 4 of this Accession Deed unless given a different meaning in this Accession Deed.

2. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facilities Agreement and the other Finance Documents as an Additional [Borrower]/[Guarantor] pursuant to Clause 20 (Changes to the Obligors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [●].

3. [W3C confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.]

4. [Subsidiary's] administrative details for the purposes of the Agreement are as follows:

Address:

Fax No.:

Attention:

4. This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of W3C and executed as a deed by [Subsidiary] and is delivered on the date stated above.

___________________

[Subsidiary]

___________________

W3C

SCHEDULE 7
AGREED SECURITY PRINCIPLES

Schedule 7
Agreed Security Principles

Part 1
Agreed Security Principles

1.
Agreed Security Principles
(a)
The guarantees and security to be provided under the Finance Documents will be given in accordance with certain agreed security principles (the “Agreed Security Principles”). This Schedule identifies the Agreed Security Principles and addresses the manner in which the Agreed Security Principles will impact on or be determinant of the guarantees and security to be provided in relation to the Facilities.
(b)
The Agreed Security Principles embody a recognition by all Parties that there may be certain legal and practical difficulties in obtaining effective guarantees or security from all relevant members of the Group in every jurisdiction in which those members are located. In particular:
(i)
general statutory limitations, financial assistance, corporate benefit, capital maintenance, liquidity maintenance, fraudulent preference, “earnings stripping”, “controlled foreign corporation”, “thin capitalisation” rules, tax restrictions, retention of title claims and similar matters may limit the ability of a member of the Group to provide a guarantee or security or may require that it be limited as to amount or otherwise and if so, the same shall be limited accordingly, provided that the relevant member of the Group shall use reasonable commercial endeavours to overcome such obstacle;
(ii)
certain general meeting, supervisory board, works council or another external body's or person's consent (whether in the form of a positive consent, the absence of any objection or negative advice or any other relevant equivalent) may be required to enable a member of the Group to provide a guarantee or security and no member of the Group shall be required to provide any such guarantee and/or security unless that consent has been received, provided that the relevant member of the Group shall use reasonable commercial endeavours to obtain the necessary consent (in each case if the Lender, taking into account W3C’s view on any potential impact on relationships with third parties, reasonably requests W3C to do so);
(iii)
members of the Group will not be required to give guarantees or enter into security documents if (or to the extent) it is not within the legal capacity of the relevant members of the Group or if the same would conflict with the fiduciary duties of any directors, officers or other legal representatives or contravene any legal prohibition, contractual restriction or regulatory condition or have the potential to result in a material risk of personal or criminal liability for any director, officer or other legal representative of any member of the Group, provided that the relevant member of the Group shall use reasonable endeavours to overcome any such obstacle;
(iv)
a key factor in determining whether or not a guarantee or security shall be taken is the applicable cost (including adverse effects on interest deductibility, stamp duty, registration taxes, regulatory costs and notarial costs) which shall not be disproportionate to the benefit to the Lender of obtaining such guarantee or security;
(v)
where there is material incremental cost involved in creating security over all assets owned by an Obligor in a particular category, regard shall be had to the principle stated in paragraph (iv) above which shall apply and, where such security is to be given at all in light of the Agreed Security Principles, only the material assets in that category shall be subject to security;
(vi)
having regard to the principle stated in paragraph (iv) above, W3C and the Lender shall discuss in good faith (having regard to customary practice in the applicable jurisdictions) with a view to determining whether certain security might be provided by the relevant Obligor granting a promise to pledge in favour of the Lender coupled with an irrevocable power of attorney to the Lender as opposed to a definitive legal mortgage or pledge over the relevant asset;
(vii)
it is expressly acknowledged that it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets;
(viii)
any assets subject to contracts, leases, licenses or other arrangements with a third party which prevent those assets from being charged (or assets which, if charged, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations of the Group in respect of those assets or require any member of the Group to take any action materially adverse to the interests of the Group or any member thereof) will be excluded from any relevant security document provided that reasonable commercial endeavours to obtain consent to charging any such assets (where otherwise prohibited) shall be used by the Group if the Lender reasonably determines the relevant asset is material and W3C is satisfied that such endeavours will not involve placing commercial relationships with third parties in jeopardy, but unless prohibited this shall not prevent security being given over any receipt or recovery under such contract, lease or licence;
(ix)
the giving of a guarantee, the granting of security or the perfection of the security granted will not be required if it would have a material adverse effect on the ability of the relevant member of the Group to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents (including by way of imposing any restriction or practical limitation on the ability of the Group to enter into leasing, vendor financing, maintenance, insurance or similar or equivalent arrangements otherwise permitted by the terms of this Agreement) and any requirement under the Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this paragraph (ix);
(x)
guarantees and security will be limited so that the aggregate of notarial costs and all registration and like taxes relating to the provision of security shall not exceed an amount to be agreed between the Lender and W3C;
(xi)
security will not be required over any assets which are (or which are to become) subject to any Security in favour of a third party which is permitted by this Agreement and such assets shall be excluded from the relevant Transaction Security Document;

(xii)
guarantees and security will not be required from or over, or over the assets of, any joint venture or similar arrangement, or any member of the Group (other than the Company) that is not wholly-owned by another member of the Group (or, for the avoidance of doubt, any direct or indirect Subsidiary of such member of the Group that is not wholly-owned by another member of the Group) (but the shares or other ownership interest of that entity will be required to be pledged subject to the other provisions of these Agreed Security Principles);
(xiii)
no security shall be granted over any cash:
(A)
required to be held in order to meet minimum regulatory requirements; and/or
(B)
required to be held in trust accounts for the benefit of end merchants,

or otherwise subject to similar or equivalent arrangements or restrictions;

(xiv)
no security will be required to be granted over any account:
(A)
which is or becomes subject to any cash pooling or similar or equivalent arrangement;
(B)
which is designated (or is to be designated) at any time as a collections or similar or equivalent account in connection with any factoring, sale or discounting transaction, any other receivables, bills of exchange and/or inventory based financing arrangement or any other similar or equivalent transaction or arrangement; or
(C)
which is designated at any time as a cash collateral or similar or equivalent account.
2.
Terms of Security Documents

Unless otherwise agreed by W3C and the Lender, the following principles will be reflected in the terms of any security taken in connection with the Facilities:

(a)
security will not be enforceable until an Acceleration Event has occurred and is continuing;
(b)
notification of receivables security to debtors which are not members of the Group will only be given if an Acceleration Event is continuing;
(c)
notification of any security interest over insurance policies will only be served on any insurer of the Group assets if an Acceleration Event is continuing;
(d)
the security documents should only operate to create security rather than to impose new commercial obligations; accordingly (i) they should not contain additional representations, undertakings or indemnities (including, without limitation in respect of insurance, information, maintenance or protection of assets or the payment of costs) unless these are the same as or consistent with those contained in this Agreement and are required for the creation or perfection of the security and (ii) they should not operate so as to prevent any transaction not otherwise prohibited under this Agreement;

(e)
in respect of the share pledges and pledges of intra-group receivables, unless an Acceleration Event is continuing, the pledgors will be permitted to retain and to exercise voting rights (for the avoidance of doubt, without the consent of the Lender) to any shares pledged by them in any manner not prohibited by the terms of this Agreement and the pledgors will be permitted to receive dividends and other payments on or in respect of pledged shares and payment of intra-group receivables and retain the proceeds and/or use the proceeds for any other purpose not prohibited by the terms of this Agreement;
(f)
the Lender shall not be able to exercise any power of attorney granted to them under the terms of the Finance Documents prior to the occurrence of an Acceleration Event or breach of a further assurances obligation which is continuing;
(g)
no Obligor shall be required to perfect the security granted under any US law governed Transaction Security Document by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant state(s) and (ii) filings approved by United States federal government offices with respect to registered intellectual property;
(h)
no fixed security will be granted over leasehold interests, fee owned real property, motor vehicles and other assets subject to certificates of title, letter of credit rights (other than to the extent such rights can be perfected by filing a UCC-1) or commercial tort claims;
(i)
no fixed security will be taken over parts, stock, moveable plant, equipment or receivables if it would require labeling, segregation or periodic listing or specification of such parts, stock, moveable plant, equipment or receivables;
(j)
there will be no obligation to hold or pay cash, receivables or Virtual Currency into a particular account until the occurrence of an Acceleration Event and there shall be no requirement to enter into any account control agreement (or similar arrangement) with respect to any Deposit Account (as defined in the Transaction Security Agreement) that constitutes an Excluded Account (as so defined); each security document shall contain the following provision (subject to any changes agreed or required by W3C):

“Notwithstanding anything to the contrary in this security agreement, the terms of this security agreement shall not operate or be construed so as to prohibit or restrict any transaction, matter or other step not prohibited by the Finance Documents (including, for the avoidance of doubt, any person dealing in any manner whatsoever in relation to any asset (including all rights, claims, benefits, proceeds and documentation, and contractual counterparties in relation thereto) the subject of (or expressed to be the subject of) this security agreement) and the Lender shall promptly enter into such documentation and/or take such other action as is required by the [security grantor] in order to facilitate any such transaction, matter or other step, including by way of executing any confirmation, consent to dealing, release or other similar or equivalent document.”; and

(k)
any grantor or chargor of security which is (i) a natural person; or (ii) a third party security provider, shall only be required to provide Security on a limited recourse basis. Each security document creating limited recourse Security shall contain the following provision :

“Notwithstanding any other provision of this security agreement, the [security grantor] and the Lender agree that: (a) the sole recourse of the Lender to the [security grantor] under this security agreement is to its interest in the [charged property]; and (b) the liability of the [security grantor] to the Lender pursuant to or otherwise in connection with this security agreement shall be:(i) limited in aggregate to an amount equal to the proceeds of realisation of the [charged property]; and (ii) satisfied only from the proceeds of sale or other disposal or realisation of the [charged property] pursuant to this security agreement.”.

Part 2

Guarantees/Security
1.
Guarantees

To the extent legally possible and in compliance with the Agreed Security Principles (references therein to “security” to be read for this purpose as including guarantees) the following members of the Group shall provide guarantees in respect of the Facilities:

(a)
the Original Guarantor;
(b)
any other person which is or becomes a Borrower; and
(c)
any other person which is required to provide a guarantee in accordance with clause 20.4 (Changes to the Obligors),

provided that, notwithstanding anything to the contrary in the Finance Documents:

(i)
no Regulated Entity shall be required to provide any guarantee or security to the extent this would result in a violation of applicable laws, rules, or regulations;
(ii)
no member of the Group shall be required to provide any guarantee or security in relation to any obligations which cannot be guaranteed and/or secured without breaching or contravening the relevant financial assistance laws; and
(iii)
no member of the Group shall be required to provide any guarantee or security which is not in accordance with the Agreed Security Principles.
2.
Overriding Principle
(a)
Subject to the proviso in paragraph (b) below, the Parties agree that the overriding intention is for security in respect of the Finance Documents to be granted by:
(i)
Garth Howat, as sole shareholder of W3C, on a limited recourse basis over:
(A)
such shareholder’s shares in W3C; and
(B)
material intercompany receivables owing to such shareholder by W3C;
(ii)
W3C over:
(A)
the shares in Baanx and Monavate (once acquired by W3C and within the timeframe required by this Agreement);
(B)
any material intercompany receivables owing to W3C by any member of the Group ;
(C)
its Virtual Currency ; and
(D)
its rights under the Acquisition Agreement; and
(iii)
each other Obligor over:

|EU-DOCS\56494845.7||

(A)
the shares held by it in any other member of the Group ;
(B)
any material intercompany receivables owing to it by any member of the Group; and
(C)
its Virtual Currency ,

in each case, excluding any Excluded Assets.

(b)
In addition to the security required by paragraph (a) above:
(i)
entities organised in England will also grant a “floating charge” over all or substantially all of its assets (other than Excluded Assets and subject to customary exclusions and the terms of these Agreed Security Principles); and
(ii)
entities organised in the United States will also grant security over all of their assets in accordance with market practice (other than Excluded Assets and subject to customary exclusions and the terms of these Agreed Security Principles).
3.
Security – other terms
(a)
Where an Obligor pledges shares, bank accounts or Virtual Currency, the security document will (subject to agreed exceptions and subject as otherwise required by applicable law) be governed by the law of the country of incorporation of the company whose shares are being pledged or in which the bank accounts or Virtual Currency (as applicable) are situated and not by the law of the country of the pledgor.
(b)
In the event of any disposal permitted by the terms of this Agreement, on repayment in full of the Facilities or where otherwise provided for in the Finance Documents, the Lender shall on request execute and deliver any requested guarantee or security release and/or amendment of the Transaction Security Documents.
(c)
The Lender and W3C shall negotiate the form of each Transaction Security Document in good faith in accordance with the terms of this Schedule. In relation to any provision of this Agreement which requires any member of the Group to deliver a document for the purposes of granting any guarantee or security for the benefit of any of the Finance Parties, the Lender shall execute any such document delivered to it as soon as reasonably practicable.

(h) Notwithstanding anything to the contrary, in relation to any provision of the Finance Documents which requires any member of the Group to provide any guarantee or security (or take any other related action) within a specified time period:

(i)
that obligation shall be subject to the Lender and each other third party (including any notary public, public official, registry, governmental body or other similar or equivalent person) taking all action as is required or requested by W3C (including executing all relevant documents) to ensure that each relevant member of the Group is able to comply with that deadline (with any such deadline to be deemed automatically extended to the extent of any failure by the Lender or other third party to take, or any delay by such a person in taking, any required or requested action); and

(ii)
in the event that any general citywide, regional or nationwide closure, lockdown, cessation of business, stay at home order or other similar or equivalent limitation or constraint on ordinary course of business activity occurs or is in effect at the relevant time, that deadline shall be automatically extended o take account of such situation,
4.
Definitions

In these Agreed Security Principles:

“Acceleration Event” means the occurrence of an Event of Default in respect of which written notice of exercise of rights has been given by the Lender under this Agreement.

SIGNATURES

The Lender

EXODUS MOVEMENT, INC.

By: /s/ Jon Paul Richardson

Authorised signatory

Name: Jon Paul Richardson

Title: Chief Executive Officer

Notice details:

Address:

Tel. No.:

Email:

Attention:

[Loan Agreement – Signature Page]|||

The Original Borrower

W3C CORP.

By: /s/ Garth Howat

Authorised signatory

Name: Garth Howat

Title: Director

Notice details:

Address:

Tel. No.:

Email:

Attention:

[Loan Agreement – Signature Page]|||

The Original Guarantor

W3C CORP.

By: …………………………………

Authorised signatory

Name:

Title:

Notice details:

Address:

Tel. No.:

Email:

Attention:

[Loan Agreement – Signature Page]|||

W3C

W3C CORP.

By: …………………………………

Authorised signatory

Name:

Title:

Notice details:

Address:

Tel. No.:

Email:

Attention:

[Loan Agreement – Signature Page]|||